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                       REMINGTON OIL AND GAS CORPORATION
                 CHANGE IN CONTROL NOTICE AND OFFER TO PURCHASE
                    FOR CASH ANY AND ALL OF THE OUTSTANDING
                 8 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2002
                      OF REMINGTON OIL AND GAS CORPORATION

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 19, 1999, UNLESS THE OFFER IS EXTENDED IN ACCORDANCE WITH THE INDENTURE (SUCH TIME AND DATE OR THE LATEST EXTENSION THEREOF, IF EXTENDED, THE "EXPIRATION DATE"). NOTES TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

BECAUSE A CHANGE OF CONTROL AS DEFINED IN THE INDENTURE OCCURRED, THE COMPANY IS REQUIRED TO MAKE THIS OFFER TO PURCHASE. IF NO CHANGE OF CONTROL HAD OCCURRED, THE COMPANY WOULD NOT OFFER TO PURCHASE THE NOTES. THE COMPANY DOES NOT BELIEVE THAT PURCHASING THE NOTES AT THIS TIME IS THE BEST USE OF THE COMPANY'S CAPITAL OR CREDIT RESOURCES. NO ACTION BY THE NOTE HOLDER IS REQUIRED UNLESS THE NOTE HOLDER WISHES TO TENDER NOTES UNDER THIS OFFER TO PURCHASE. NOTES NOT TENDERED WILL REMAIN OBLIGATIONS OF THE COMPANY UNDER THE TERMS AND CONDITIONS OF THE INDENTURE.

                                                                January 20, 1999
To our clients:

     Enclosed for your consideration is a Change in Control Notice and Offer to Purchase, dated January 20, 1999 (as the same may be amended from time to time, the "Offer to Purchase"), and a form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), relating to the offer (the "Offer") by Remington Oil and Gas Corporation (the "Company") to purchase for cash any and all of its outstanding 8 1/4% Convertible Subordinated Notes due 2002 (the "Notes") at 100% of the principal amount thereof, plus accrued interest thereon through the date of payment.

     The materials are being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. A tender of any Notes may only be made by us as the registered Holder and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender any or all such Notes held by us for your account or benefit pursuant to the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal. We urge you to read carefully the Offer to Purchase and Letter of Transmittal before instructing us to tender your Notes.

     The Company has informed us that the Company is making the Offer only because it is required to do so pursuant to Article Twelve of the Indenture under which the Notes were issued.
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     If you elect to tender Notes, your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes on your behalf in accordance with the provisions of the Offer. Notes tendered pursuant to the Offer may be validly withdrawn, subject to the procedures described in the Offer to Purchase, at any time prior to the Expiration Date.

     Your attention is directed to the following:

          1. The Offer does not constitute a redemption of, or an election by the Company to redeem, the Notes. Holders have an election whether or not to accept the Offer. As stated above and discussed in the accompanying materials, the Company does not believe that purchasing the Notes at this time is the best use of the Company's capital or credit resources.

          2. The Offer is for any and all outstanding Notes.

          3. The Offer and withdrawal rights will expire on the Expiration Date.

          4. Any transfer taxes incident to the transfer of Notes from the tendering Holder to the Company will be paid by the Company, except as provided in the Offer to Purchase and the instructions to the Letter of Transmittal.

     If you wish to have us tender any or all of your Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. If you authorize the tender of your Notes, all such Notes will be tendered unless otherwise specified below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO TENDER NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer.

     This will instruct you to tender the principal amount of Notes indicated below (or not to tender any Notes) held by you for the account or benefit of the undersigned pursuant to the terms of and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

[ ]  Please do not tender any Notes held by you for my account or benefit.

[ ]  Please tender all my Notes held by you for my account or benefit.

[ ]  Please tender less than all my Notes. I wish to tender $          principal
     amount of Notes (Tenders must be in increments of $1000).

Date:
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                                         Signature(s)

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                                         Please print name(s) here

    UNLESS A SPECIFIC INSTRUCTION IS GIVEN BY MARKING ONE OF THE BOXES, YOUR SIGNATURE(S) HEREON SHALL NOT CONSTITUTE AN INSTRUCTION TO US TO TENDER ANY OF
                                  YOUR NOTES.

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